EXHIBIT 10.1
THE J. M. SMUCKER COMPANY
NONEMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(EFFECTIVE JANUARY 1, 2007)
ARTICLE I
INTRODUCTION
     1.1. Purpose of the Plan. The purpose of The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan is to provide the nonemployee Directors of The J. M. Smucker Company (the “Company”) with the opportunity to defer receipt of all or a portion of compensation received for services as a Director and to continue to align the common interest of Directors and shareholders in enhancing the value of the Company’s Common Shares.
ARTICLE II
DEFINITIONS
     As used herein, the terms set forth below shall have the following meanings:
     2.1. “Board” means the Board of Directors of the Company.
     2.2. “Change in Control” has the meaning assigned thereto in the Company’s 2006 Equity Compensation Plan.
     2.3. “Code” means the Internal Revenue Code of 1986, as amended.
     2.4. “Committee” means the Executive Compensation Committee of the Board.
     2.5. “Common Shares” means the Common Shares, without par value, of the Company.
     2.6. “Company” means The J. M. Smucker Company.
     2.7. “Deferred Compensation Account” has the meaning assigned thereto in Section 3.1 hereof.
     2.8. “Deferred Stock Units” has the meaning assigned thereto in Section 4.1 hereof.
     2.9. “Director” means any nonemployee director of the Company.
     2.10. “Market Value per Share” means, as of any particular date, the average of the high and low sales prices of the Common Shares as reported on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such day, on the immediately preceding trading day during which a sale occurred. If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.
     2.11. “Plan” means The J. M. Smucker Company Nonemployee Director Deferred Compensation Plan, as amended from time to time.
ARTICLE III
ELECTIONS BY DIRECTORS
     3.1. Compensation Reduction for 2007 and Later Years. Not later than December 31 of any calendar year, beginning with December 31, 2006 for the calendar year 2007, a Director may, by delivering an annual written election to the Corporate Secretary of the Company, direct the Company (a) to reduce the cash compensation payable to him or her (determined without regard to the provisions of this Section) for services as a Director during the next calendar year (including annual retainer and committee and meeting fees) in such amount as elected by the Director and (b) to credit the cash amount identified in subsection 3.1(a) above to an account established in the name of the Director (a “Deferred Compensation Account”).
     3.2. Partial Years. If a Director first becomes a Director after January 1st of any calendar year, the Director may, by delivering a written election to the Corporate Secretary of the Company, direct the Company (a) to reduce the cash compensation payable to him or her for future services as a Director during the year in such amount as elected by the Director and (b) to credit the amount of such reduction to the Director’s Deferred Compensation Account. Any such election shall be made within 30 calendar days after an individual becomes a Director, and shall apply only to cash compensation for services as a Director performed after the date of such election.
     3.3. Elections. All elections described in this Article shall be made on an election form specified by the Committee and delivered to Corporate Secretary of the Company. The elections described in this Article will remain in effect for future calendar years unless a new written deferral election form is submitted. Any subsequent election or written termination of election shall become effective as of the first day of the calendar year following the calendar year in which the notice is given and is effective only for cash compensation earned in such following calendar year and thereafter. If a Director does not have an election form on file with the Corporate Secretary, he or she will receive his or her Director compensation for the year (that would otherwise be paid in cash) in cash on a current basis.
ARTICLE IV
DEFERRED COMPENSATION ACCOUNTS
     4.1. Deferred Compensation Accounts. Upon reduction of a Director’s cash compensation in a particular year, the Director’s Deferred Compensation Account will be credited with a number of deferred stock units equal to the cash amount that would have been paid to the Director divided by the Market Value per Share of one Common Share on the date on which such cash amount would have been paid (the “Deferred Stock Units”). The Deferred Stock Units credited to a Director’s Deferred Compensation Account (plus any shares credited pursuant to Section 4.3 below) will represent the number of Common Shares that the Company will issue to the Director at the times provided in Article V.
     4.2. Nonforfeitable Right. Each Director who has elected to have his or her cash compensation reduced under this Plan shall have a nonforfeitable right to the balance from time to time of his or her Deferred Compensation Account and all Deferred Stock Units credited to Deferred Compensation Accounts under this Plan will be 100% vested on the date such Deferred Stock Units are credited to the Director’s Deferred Compensation Account. Each Director’s Deferred Compensation Account shall be subdivided into separate subaccounts for each year of participation.
     4.3. Dividend Equivalents. Dividend equivalents shall be earned on Deferred Stock Units provided under this Plan. Such dividend equivalents shall be converted into equivalent amounts of Deferred Stock Units and credited to each Director. Such dividend equivalents will be 100% vested at all times and will be paid as provided in Section 5.1(b) below.
ARTICLE V
PAYMENT OF ACCOUNTS
     5.1. Time of Payment.
          (a) Distribution of each subaccount included in a Director’s Deferred Compensation Account shall commence or be made in the manner described in Section 5.2 hereof as soon as is reasonably practicable, but not later than 60 calendar days, after a Director’s “separation from service” (as defined under Section 409A of the Code). Notwithstanding anything to the contrary contained in this Plan (or in any election relating to this Plan) (i) if the aggregate amount credited to any Director’s Deferred Compensation Account is less than $50,000 on the date of the Director’s separation from service or (ii) if a Change in Control of the Company occurs (but only to the extent the event constitutes a “change in the ownership or effective control” of the Company, or “in the ownership of a substantial portion of the assets” of the Company (as determined under Section 409A of the Code)), the distribution of the Director’s entire Deferred Compensation Account shall be made in a lump sum upon separation from service or the date of the Change in Control, as the case may be.
          (b) Notwithstanding anything to the contrary contained in this Plan (or in any election relating to this Plan), dividend equivalents credited to a Director pursuant to Section 4.3 above shall be paid to the Director in a single lump sum as soon as is reasonably practicable, but not later than 60 calendar days, after a Director’s “separation from service” (as defined under Section 409A of the Code). Thereafter, any dividend equivalents earned on Deferred Stock Units that are paid to the Director in installments following the Director’s separation from service, as described in Section 5.2 below, shall be paid to the Director on a current basis.
     5.2. Method of Distribution. Prior to December 31 of each year, beginning with December 31, 2006, a Director shall deliver an annual election to the Corporate Secretary of the Company to specify whether Deferred Stock Units credited to his or her Deferred Compensation Account (other than additional Deferred Stock Units credited pursuant to Section 4.3) for the following year shall be distributed to him or her (or his or her beneficiary): (a) in a single lump sum payment, (b) in up to ten annual installments or (c) a combination of (a) and (b). The Director shall designate the percentage payable under each option. The Deferred Stock Units credited to the Director’s Deferred Compensation Account for such year shall be distributed or commence to be distributed to the Director or the Director’s beneficiary at the time described in Section 5.1 and, except for additional Deferred Stock Units credited pursuant to Section 4.3, in the manner so specified. The amount of each installment payment shall be calculated by dividing the number of Deferred Stock Units that are to be paid in installments and credited to the applicable subaccount in the Director’s Deferred Compensation Account at the time of each such payment by the number of remaining installments (including the current installment). If a Director does not file an election under this Section 5.2, the payment of the Deferred Stock Units will be made in a single lump sum distribution.
     5.3. Form of Payment. The Deferred Stock Units shall be distributed in Common Shares on a one-for-one basis. Fractional shares shall be rounded down to the nearest whole Common Share, and such fractional amount shall be paid in cash.
     5.4. Designation of Beneficiary. Each Director participating in this Plan shall designate a beneficiary or beneficiaries to whom distribution shall be made in the event of the death of the Director before his or her entire Deferred Compensation Account is distributed and, in such case, the balance of the Director’s Deferred Compensation Account shall be distributed to the beneficiary or beneficiaries in a single lump sum distribution, even if the Director elected distribution in installments. If there is no designated beneficiary, or no designated beneficiary surviving at a Director’s death the Director’s beneficiary shall be his or her estate. Beneficiary designations shall be made in writing. A Director may designate a new beneficiary or beneficiaries at any time by delivering a new election to the Corporate Secretary of the Company.
     5.5. Taxes. In the event any taxes are required by law to be withheld or paid from any distributions made pursuant to the Plan, the Company (or any trustee, if applicable) shall deduct such amounts from such distributions and shall transmit the withheld amounts to the appropriate taxing authority.
ARTICLE VI
FUNDING; CREDITORS AND INSOLVENCY
     6.1. Funding Mechanism for Deferred Stock Units. The Company shall be entitled, but not obligated, to establish a grantor trust or similar funding mechanism to fund the Company’s obligations under this Plan; provided, however, that any funds contained therein shall remain subject to the claims of the Company’s general creditors. The funding mechanism shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing compensation for a select group of management for purposes of Title I of the Employee Retirement Income Securities Act of 1974.
     6.2. Claims of the Company’s Creditors. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future. All Deferred Stock Units (and any corresponding assets held in a trust established for the Plan), and any payment to be made pursuant to the Plan, shall be subject to the claims of the general creditors of the Company, including judgment creditors and bankruptcy creditors. Neither any Director, nor his or her beneficiaries, nor his or her heirs, successors or assigns, shall have any secured interest in or, claim on any property or assets of the Company (or of any trust). The rights of a Director or his or her beneficiaries to his or her Deferred Compensation Account and to the Deferred Stock Units (and to any assets held in trust) shall be no greater than the rights of an unsecured creditor of the Company.
ARTICLE VII
ADMINISTRATION
     7.1. Powers of the Committee. The Committee shall administer the Plan and resolve all questions of interpretation arising under the Plan. The Committee shall have no discretion with respect to Plan contributions or distributions, but shall act in an administrative capacity only.
     7.2. Indemnity of Committee. The Company shall indemnify the members of the Committee against all claims, losses, damages, expenses and liabilities arising from any action or failure to act with respect to the Plan to the extent provided in the Code of Regulations of the Company and any applicable indemnification agreement between the Company and such member.
ARTICLE VIII
MISCELLANEOUS
     8.1. Term of Plan. The Company reserves the right to amend the Plan or terminate the Plan at any time; provided, however, that no amendment or termination shall affect the rights of Directors to amounts previously credited to their Deferred Compensation Accounts or to additional credits of Deferred Stock Units pursuant to Section 4.3 hereof; and provided further, that no amendment or termination shall apply to the then current plan year, except as permitted under Section 409A of the Code. The Plan shall remain in effect until such time as all Deferred Stock Units are distributed pursuant to Article V hereof.
     8.2. Adjustments. In the event that, after the effective date of the Plan (as provided in Section 8.9 below), the number of outstanding Common Shares is increased or decreased or such shares are exchanged for a different number or kind of shares or other securities by reason of a recapitalization, reclassification, stock split-up or combination of shares, adjustments will be made by the Board in the number and kind of shares or other securities that are underlying Deferred Stock Units and/or credited to Deferred Compensation Accounts hereunder and that shall be issued under this Plan.
     8.3. Assignment. No right or interest of any Director or his or her beneficiary (or any person claiming through or under such Director or his or her beneficiary) in any benefit or payment herefrom shall be assignable or transferable in any manner or be subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of such Director.

     8.4. Tax Effect. This Plan is intended to be treated as an unfunded deferred compensation plan under the Code. It is the intention of the Company that the amounts by which Directors elect to have their compensation reduced pursuant to this Plan shall not be included in the gross income of the Directors or their beneficiaries until such time as the Deferred Stock Units and amounts credited to Directors’ Deferred Compensation Accounts hereunder are distributed from the Plan. If, at any time, it is determined by the Company that the Deferred Stock Units, or amounts attributable to Directors’ compensation reduction elections or Deferred Compensation Accounts are includible in the gross income of the Directors or their beneficiaries before distribution pursuant to Article V hereof due to a failure to comply with Section 409A of the Code, such amounts to the extent required to be included in income shall be immediately distributed to the respective Directors or, in the case of deceased Directors, their beneficiaries.
     8.5. Governing Law. This Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio.
     8.6. Successors. The provisions of this Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term “successors” as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.
     8.7. No Right to Continued Service. Nothing contained herein shall be construed to confer upon any Director the right to continue to serve as a Director of the Company or in any other capacity.
     8.8. Section 409A of the Code. It is intended that the Plan (including any amendments thereto) comply with the provisions of Section 409A of the Code so as to prevent the inclusion in gross income of any Deferred Stock Units or any amount credited to a Director’s Deferred Compensation Account hereunder in a taxable year that is prior to the taxable year or years in which such amounts would otherwise be actually distributed or made available to the Director. The Plan shall be administered in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any Plan provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by Section 409A of the Code).
     8.9. Effective Date. The effective date of the Plan is January 1, 2007.